EXHIBIT A

                                  AGREEMENT

                         JOINT FILING OF SCHEDULE 13D

          The undersigned hereby agrees to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of Cypress Bioscience, Inc., and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.

                                 PARAMOUNT CAPITAL ASSET MANAGEMENT, INC.

Dated:    February 21, 1997
          New York, NY            By /s/ Lindsay A. Rosenwald. M.D.
                                    Lindsay A. Rosenwald, M.D.
                                    President

                                  ARIES DOMESTIC FUND, L.P.
                                  By Paramount Capital Asset Management, Inc.
                                  General Partner

Dated:    February 21, 1997
          New York, NY            By /s/ Lindsay A. Rosenwald   M.D.
                                    Lindsay A. Rosenwald, M.D.
                                    President

                                  THE ARIES TRUST
                                  By Paramount Capital Asset Management, Inc.
                                  Investment Manager

Dated:    February 21, 1997
          New York, NY            By /s/ Lindsay A. Rosenwald, M.D.
                                    Lindsay A. Rosenwald, M.D.
                                    President

Dated:    February 21, 1997
          New York, NY           By  /s/ Lindsay A. Rosenwald, M.D.
                                     Lindsay A. Rosenwald, M.D.